                                                                     Exhibit 4.3

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                  June 13, 2003

                                      among

                                TRITON PCS, INC.,

                           TRITON PCS HOLDINGS, INC.,

                            The Lenders Party Hereto,

                          LEHMAN COMMERCIAL PAPER INC.,
                            as Administrative Agent,

                                  COBANK, ACB,
                            as Co-Syndication Agent,

                          CITICORP NORTH AMERICA, INC.,
                            as Co-Syndication Agent,

                   CHASE LINCOLN FIRST COMMERCIAL CORPORATION,
                         as Co-Documentation Agent, and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                            as Co-Documentation Agent

                                   ----------

                              LEHMAN BROTHERS INC.,

                                COBANK, ACB, and

                         CITIGROUP GLOBAL MARKETS INC.,
                             as Joint Lead Arrangers

================================================================================

                             TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms..................................................  1
SECTION 1.02. Classification of Loans and Borrowings......................... 25
SECTION 1.03. Terms Generally................................................ 25
SECTION 1.04. Accounting Terms; GAAP......................................... 26

                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments.................................................... 26
SECTION 2.02. Loans and Borrowings........................................... 26
SECTION 2.03. Requests for Borrowings........................................ 27
SECTION 2.04. Letters of Credit.............................................. 28
SECTION 2.05. Funding of Borrowings.......................................... 32
SECTION 2.06. Interest Elections............................................. 33
SECTION 2.07. Termination and Optional Reduction of Commitments.............. 34
SECTION 2.08. Repayment of Loans; Evidence of Debt........................... 35
SECTION 2.09. Prepayment of Loans............................................ 36
SECTION 2.10. Fees .......................................................... 37
SECTION 2.11. Interest....................................................... 38
SECTION 2.12. Alternate Rate of Interest..................................... 38
SECTION 2.13. Increased Costs................................................ 39
SECTION 2.14. Break Funding Payments......................................... 40
SECTION 2.15. Taxes ......................................................... 41
SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Setoffs..... 43
SECTION 2.17. Mitigation Obligations; Replacement of Lenders................. 44

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers........................................... 45
SECTION 3.02. Authorization; Enforceability.................................. 46
SECTION 3.03. Governmental Approvals; No Conflicts........................... 46
SECTION 3.04. Financial Condition; No Material Adverse Change................ 46
SECTION 3.05. Properties..................................................... 47
SECTION 3.06. Litigation and Environmental Matters........................... 47
SECTION 3.07. Compliance with Laws and Agreements............................ 48
SECTION 3.08. Investment and Holding Company Status.......................... 48

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                                                                              ii

SECTION 3.09. Taxes ......................................................... 48
SECTION 3.10. ERISA ......................................................... 48
SECTION 3.11. Disclosure..................................................... 48
SECTION 3.12. Subsidiaries; Parents.......................................... 49
SECTION 3.13. Absence of Non-Permitted Obligations........................... 49
SECTION 3.14. Licenses....................................................... 50
SECTION 3.15. No Burdensome Restrictions..................................... 50
SECTION 3.16. Federal Regulations............................................ 50
SECTION 3.17. Insurance...................................................... 50
SECTION 3.18. Labor Matters.................................................. 50
SECTION 3.19. Solvency....................................................... 50
SECTION 3.20. FCC Compliance................................................. 51
SECTION 3.21. Security Documents............................................. 51
SECTION 3.22. Copyrights, Trademarks, etc.................................... 52
SECTION 3.23. Assets and Business of Holdings................................ 52

                                   ARTICLE IV

                                   Conditions

SECTION 4.01. Effective Date................................................. 53
SECTION 4.02. Each Credit Event.............................................. 56

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information..................... 57
SECTION 5.02. Notices of Material Events..................................... 59
SECTION 5.03. Information Regarding Collateral............................... 59
SECTION 5.04. Existence; Conduct of Business................................. 60
SECTION 5.05. Payment of Obligations......................................... 60
SECTION 5.06. Maintenance of Properties...................................... 60
SECTION 5.07. Insurance...................................................... 60
SECTION 5.08. Casualty and Condemnation...................................... 61
SECTION 5.09. Books and Records; Inspection and Audit Rights................. 61
SECTION 5.10. Compliance with Laws and Contractual Obligations............... 61
SECTION 5.11. Use of Proceeds................................................ 61
SECTION 5.12. Additional Subsidiaries........................................ 61
SECTION 5.13. Further Assurances............................................. 62
SECTION 5.14. Business of Holdings; Immediate Contributions to the Borrower.. 62

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Indebtedness; Certain Equity Securities........................ 63

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                                                                             iii

SECTION 6.02. Liens ......................................................... 65
SECTION 6.03. Sale and Lease-Back Transactions............................... 66
SECTION 6.04. Fundamental Changes............................................ 66
SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions...... 67
SECTION 6.06. Asset Sales.................................................... 69
SECTION 6.07. Hedging Agreements............................................. 69
SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.......... 69
SECTION 6.09. Transactions with Affiliates................................... 71
SECTION 6.10. Restrictive Agreements......................................... 71
SECTION 6.11. Amendment of Material Documents................................ 72
SECTION 6.12. Financial Covenants............................................ 72
SECTION 6.13. Liabilities of Special Purpose Subsidiaries.................... 73

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices........................................................ 79
SECTION 9.02. Waivers; Amendments............................................ 80
SECTION 9.03. Expenses; Indemnity; Damage Waiver............................. 81
SECTION 9.04. Successors and Assigns......................................... 83
SECTION 9.05. Survival....................................................... 87
SECTION 9.06. Counterparts; Integration; Effectiveness....................... 88
SECTION 9.07. Severability................................................... 88
SECTION 9.08. Right of Setoff................................................ 88
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process..... 88
SECTION 9.10. WAIVER OF JURY TRIAL........................................... 89
SECTION 9.11. Headings....................................................... 89
SECTION 9.12. Confidentiality................................................ 90

 The schedules listed below have been omitted. A copy of the omitted schedules will be furnished to the Securities and Exchange Commission upon their request.

SCHEDULES:

Schedule 2.01   --   Commitments
Schedule 3.06   --   Litigation and Environmental Matters
Schedule 6.02   --   Existing Liens
Schedule 6.05   --   Existing Investments
Schedule 6.10   --   Existing Restrictions

The exhibits listed below have been omitted. A copy of the omitted exhibits will be furnished to the Securities and Exchange Commission upon their request.

EXHIBITS:

Exhibit A       --   Form of Assignment and Acceptance
Exhibit B       --   Form of Opinion of Borrower's Counsel
Exhibit C       --   Form of Guarantee Agreement
Exhibit D       --   Form of Pledge Agreement
Exhibit E       --   Form of Security Agreement
Exhibit F       --   Form of Indemnity, Subrogation and Contribution Agreement
Exhibit G       --   Form of Special Purpose Subsidiary Funding Agreement

                    CREDIT AGREEMENT (this "Agreement") dated as of June 13,
               2003, among TRITON PCS, INC., a Delaware corporation (the "Borrower"), TRITON PCS HOLDINGS, INC., a Delaware corporation ("Holdings"), the LENDERS (as defined in Article I) party hereto, LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, COBANK, ACB, as Co-Syndication Agent, CITICORP NORTH AMERICA, INC., as Co-Syndication Agent, CHASE LINCOLN FIRST COMMERCIAL CORPORATION, as Co-Documentation Agent and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co-Documentation Agent.

          WHEREAS the Borrower operates the Network (as defined in Article I);

          WHEREAS the Borrower has requested that the Lenders make available a revolving credit facility for general corporate purposes; and

          WHEREAS the Lenders are willing to make such facility available on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Lehman Commercial Paper Inc., in its capacity as administrative agent and collateral agent for the Lenders hereunder and for the Secured Parties under the Security Documents.

          "Administrative Questionnaire" means an Administrative Questionnaire in the form supplied by the Administrative Agent.

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                                                                               2

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

          "Annualized EBITDA" means for the period ending on the last day of any fiscal quarter, the product of (a) Consolidated EBITDA for the two consecutive fiscal quarters ending on such last day, multiplied by (b) two.

          "Applicable Margin" means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or Eurodollar Spread", as the case may be, based upon the ratings assigned by S&P and Moody's to the Index Debt as of the most recent date of determination; provided, that until December 31, 2003, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 4:

--------------------------------------------------------------------------------
                  RATING:                         ABR Spread   Eurodollar Spread
--------------------------------------------------------------------------------
   Category 1
Rating of at least B1 by Moody's if rated
   BB or better by S&P or rating of at least
   Ba3 by Moody's if rated BB- or better by S&P      0.75%          2.00%
--------------------------------------------------------------------------------
   Category 2
Ratings of at least B1 by Moody's and
   BB- by S&P                                        1.00%          2.25%
--------------------------------------------------------------------------------
   Category 3
Rating of at least B2 by Moody's if rated
   BB- by S&P or rating of at least B1 by
   Moody's if rated B+ by S&P                        1.25%          2.50%
--------------------------------------------------------------------------------
   Category 4
Ratings of B2 by Moody's and B+ by
   S&P or lower                                      1.50%          2.75%
--------------------------------------------------------------------------------

          For purposes of the foregoing, (i) if neither S&P nor Moody's shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agencies shall be deemed to have established ratings in Category 4; (ii) if one of S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then the Applicable Margin shall be based on the lowest category in which the rating of the other rating agency falls; (iii) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall be changed, such change shall be effective as of the date on which such change is first announced by the applicable rating agency and (iv) "Index Debt" shall mean the senior unsecured non-credit enhanced public long-term indebtedness of the Borrower. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If either of Moody's or S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such cessation.

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or an Affiliate of such Lender or an entity or an Affiliate of an entity that administers or manages such Lender or (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "AT&T Agreements" means (a) the Network License Agreement, (b) the Stockholders Agreement, (c) the Roaming Agreement and (d) any Resale Agreement.

          "AW" means AT&T Wireless PCS, LLC or AT&T Wireless Services, Inc.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Triton PCS, Inc., a Delaware corporation.

          "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "BTA" means a Basic Trading Area, as defined in 47 C.F.R. (S) 24.202.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, without duplication, (a) the capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, plus (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period (other than Capital Lease Obligations permitted by Section 6.01(a)(viii)).

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing, or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

          "Cash Interest Expense" means, for any period, (a) Consolidated Interest Expense for such period, minus (b) the aggregate amount of pay-in-kind or accreted Consolidated Interest Expense for such period not involving any payment in cash.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Holdings or Permitted Holders of shares representing more than the greater of
(i) 30% and (ii) that percentage of shares held by Permitted Holders of the aggregate ordinary voting power represented by the issued and outstanding capital stock of either the Borrower or Holdings; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings or the Borrower by Persons who were not (i) nominated by the board of directors of Holdings (in the case of Holdings' board) or the Borrower (in the case of the Borrowers' board) or (ii) appointed by directors so nominated or (iii) in the case of Holdings, appointed by Permitted Holders; (c) the acquisition of direct or indirect Control of the Borrower or

Holdings by any Person or group other than Holdings or Permitted Holders; or (d) the occurrence of any "Change in Control" as defined in any indenture or other agreement governing any Material Indebtedness; provided, however, that the sale by AW or any of its Affiliates of all or any of its equity interest in Holdings shall not constitute a Change of Control so long as no event described in clause
(a) above occurs as a result thereof.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

          "CoBank Shares" means any shares of capital stock, membership interests or other equity interests of CoBank, ACB owned by the Borrower or any of its Subsidiaries.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

          "Collateral" means any and all "Collateral", as defined in any Security Document.

          "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.

          "Common Stock" means the Common Stock, par value $.01 per share, of Holdings.

          "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income plus, to the extent deducted in computing such Consolidated Net Income, the sum of (a) income or franchise tax expense for such period, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) any non-cash charges or non-cash losses and (e) payments of any premium and of any other costs and expenses incurred in connection with the purchase or redemption of any of the Existing Subordinated Notes, minus, (f) to the extent added in computing such Consolidated Net Income, (i) any non-cash gains or other non-cash items and
(ii) any income tax credits, and minus (g) to the extent not deducted in determining Consolidated Net Income in such period, the aggregate amount of any cash expenditures during such period in connection with which a non-cash charge was taken and added back to Consolidated Net Income pursuant to clause (d) above in calculating Consolidated EBITDA in any prior period, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, the interest expense of Holdings, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense.

          "Consolidated Net Income" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions (i) that the Borrower or any of the Subsidiaries has the power to cause such Person to make to the Borrower or any Subsidiary during such period and such dividend or other distribution is not prohibited by the terms of any agreement binding upon such Person or otherwise or (ii) that, to the extent not already included in Consolidated Net Income for any period pursuant to clause (i) above, were actually paid to the Borrower or any of the Subsidiaries by such Person during such period, (b) any after tax gains or losses attributable to sales of assets out of the ordinary course of business and (c) (to the extent not included in clauses (a) or (b) above) any extraordinary gains or extraordinary losses.

          "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Current Liquidity" means, on any date, the sum of (i) the aggregate amount of cash and Permitted Investments that would be reflected on a consolidated balance sheet of the Borrower and the Subsidiaries prepared as of such date in accordance with GAAP and (ii) the aggregate amount of unutilized Commitments on such date that could be drawn in order to effect additional Borrowings hereunder (provided that such amount shall be deemed to be zero if a Default has occurred and is continuing on such date).

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "8 3/4% Subordinated Notes" means the 8 3/4% Senior Subordinated Notes due 2011 of the Borrower issued in an aggregate principal amount of $400,000,000.

          "11% Subordinated Notes" means the 11% Senior Subordinated Discount Notes due 2008 of the Borrower with an aggregate principal amount at maturity of $511,989,000.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the presence or release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Proceeds" means the cash Net Proceeds received by Holdings from the issuance and sale of common stock of Holdings.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excluded Assets" means at any time, the collective reference to all assets of the Borrower or any Subsidiary then subject to a Lien permitted by sub-Section 6.02(iii)-(vi).

          "Excluded Real Property Assets" means Real Property Assets which constitute Excluded Assets.

          "Excluded Real Property-Related Equipment" means Real Property-Related Equipment which constitutes Excluded Assets.

          "Excluded Taxes" means, with respect to the Issuing Bank, the Administrative Agent, or any Lender (a) income or franchise Taxes imposed on (or measured by) its net income or profits by the United States of America, or by the jurisdiction in or under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which it is "doing business" or its applicable lending office is located or any Governmental Authority of or in any of the foregoing (including, without limitation, minimum Taxes and Taxes computed under alternative methods, the principal one of which is based on or measured by net income, earnings, retained earnings or profits), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding Tax that is in effect and would apply to a payment to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to
Section 2.15(a), (d) any Taxes to the extent imposed by reason of the Issuing Bank, Lender or Administrative Agent, as applicable, engaging in activities in the jurisdiction imposing the Tax that are unrelated to the transactions contemplated hereby, and (e) any Tax that would not have been imposed but for the failure of a Lender or the Administrative Agent, as applicable, to comply with the requirements described in Section 2.15(e).

          "Existing Credit Agreement" has the meaning set forth in Section 4.01(o).

          "Existing Letter of Credit" means the letter of credit, as existing on the Effective Date, issued under the Existing Credit Agreement by an affiliate of Chase Lincoln First Commercial Corporation in the amount of $175,000 (LC P 232807) with GELCO Corp. d/b/a GE Fleet Capital Services as beneficiary.

          "Existing Preferred Stock" means (i) shares of Series A Preferred Stock and shares of Series D Preferred Stock which, in each case, are either outstanding on the Effective Date or are issued after the Effective Date as accrued dividends on such outstanding Series A Preferred Stock or on any such additional shares, and (ii) shares of Series B Preferred Stock and shares of Series C Preferred Stock exchanged after the Effective Date on a share-for-share basis, for preferred stock referred to in clause (i).

          "Existing Subordinated Notes" means the 11% Subordinated Notes, the 9 3/8% Subordinated Notes and the 8 3/4% Subordinated Notes.

          "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Covenants" means the covenants set forth in Section 6.12.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Foreign Lender" means any Lender that is organized in or under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is organized in or under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreement" means the Guarantee Agreement with respect to the Obligations substantially in the form of Exhibit C, made by the Subsidiary Loan Parties (other than the Special Purpose Subsidiaries) in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate swap agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Holdings" means Triton PCS Holdings, Inc., a Delaware corporation.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the Borrower and the Subsidiaries (other than any Special Purpose Subsidiary).

          "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

          "Initial Credit Event" has the meaning set forth in Section 6.12.

          "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means Citicorp North America, Inc., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Lafayette" means Lafayette Communications Company, L.L.C., a Delaware limited liability company.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. For purposes of the definitions of "Obligations" and "Secured Parties" under the Security Agreement, the term "Lender" shall also include an Affiliate of a Lender that is a counterparty to a Hedging Agreement with a Loan Party.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "LIBO Rate" means, with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "LIBO Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be reasonably selected by the Administrative Agent.

          "License" means any license issued by the FCC in connection with the operation of a System.

          "License Related Assets" means assets directly associated with any License and which constitute part of the System which serves or is to be constructed to serve the geographic area covered by such License.

          "License Subsidiary" means Triton PCS License Company, L.L.C. and/or any other Wholly Owned Subsidiary of the Borrower designated as a License Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or liabilities other than as permitted by
Section 3.13, (ii) the stock of such Subsidiary is pledged to the Collateral Agent for the benefit of the Lenders in accordance with the terms of the Pledge Agreement and (iii) the Borrower and such Subsidiary have entered into a Special Purpose Subsidiary Funding Agreement.

          "License Swap" means (i) any exchange of a License or Licenses and License Related Assets owned by the Borrower and/or any of its Subsidiaries, for a License or Licenses and License Related Assets owned by any other Person or
(ii) any sale of a License or Licenses and License Related Assets owned by the Borrower and/or any of its Subsidiaries and the use of the Net Proceeds received therefrom to purchase a License or Licenses and License Related Assets owned by any other Person; provided, that, (i) such purchase occurs not more than 270 days following such sale and the Borrower notifies the Administrative Agent (prior to or simultaneously with such sale) that such sale is part of a License Swap and repays outstanding Loans, if any, with the Net Proceeds received from such sale pending the related purchase and (ii) any License Swap involving an Affiliate of the Borrower must be approved by the Administrative Agent, which approval shall not be unreasonably withheld.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Guarantee Agreement, the Pledge Agreement, the Security Agreement, the Indemnity, Subrogation and Contribution Agreement, the Special Purpose Subsidiary Funding Agreements and the other Security Documents.

          "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "Marketing Affiliate" means Affiliate License Co., L.L.C., a Delaware limited liability company owned 1/3 by the Borrower, which engages in no significant activity other than the registering, holding, maintenance and protection of trademarks and the licensing thereof to its members.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, results of operations, prospects or financial condition of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the validity or enforceability of any Loan Document or the rights of or remedies available to the Administrative Agent or the Lenders under any Loan Document; provided that, neither (x) the nonrenewal of the Network License Agreement nor
(y) the termination of the Network License Agreement in accordance with its terms shall be a Material Adverse Effect.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means June 30, 2008.

          "Moody's" means Moody's Investors Service, Inc.

          "MSA" means a Metropolitan Statistical Area, as defined in 47 C.F.R.(S) 22.909(a).

          "MTA" means a Major Trading Area, as defined in 47 C.F.R. (S) 24.202.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds received by Holdings, the Borrower and the Subsidiaries in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower and the

Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) and (iv) in the case of the sale of an entity in which Persons other than Holdings, the Borrower and the Subsidiaries hold a minority interest but the full amount of the proceeds relating to the sale of such entity are received by Holdings, the Borrower or a Subsidiary, any amounts required to be paid to such minority interest holder in connection with such sale; provided such amounts are not in excess of such minority interest holder's pro rata share of the proceeds from such sale.

          "Network" means the Borrower's mobile wireless telecommunications network that serves the Service Regions.

          "Network License Agreement" means the AT&T Wireless Services Network Membership License Agreement, dated as of February 4, 1998, among AT&T Corp., AT&T Wireless Services, Inc. and Triton PCS Operating Company, L.L.C., as amended and supplemented prior to the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 6.11 hereof.

          "9 3/8% Subordinated Notes" means the 9 3/8% Senior Subordinated Notes due 2011 of the Borrower issued in an aggregate principal amount of $350,000,000.

          "Non-Cash Pay Preferred Stock" means preferred stock of Holdings which
(i) is not mandatorily redeemable, in whole or part, or required to be repurchased or reacquired, in whole or in part, by Holdings, the Borrower or any Subsidiary, and which does not require any payment of cash dividends or distributions, in each case, prior to the date that is six months after the Maturity Date, (ii) is not secured by any assets of Holdings, the Borrower or any Subsidiary, (iii) is not guaranteed by the Borrower or any Subsidiary and
(iv) is not exchangeable or convertible into Indebtedness of Holdings, the Borrower or any Subsidiary or any preferred stock or other Equity Interest (other than common stock of Holdings or Non-Cash Pay Preferred Stock).

          "Obligations" has the meaning assigned to such term in the Guarantee Agreement and the Security Documents.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form approved by the Administrative Agent.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes, assessments or other governmental charges that (i) are not yet due, (ii) are due, but the Liens imposed for such taxes, assessments or charges are unenforceable or (iii) are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) liens of attachments, judgments or awards in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII and in respect of which adequate reserves have been established in accordance with GAAP;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g) restrictions on the transfer of assets contained in any License or imposed by the Communications Act or comparable state legislation;

          (h) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole and any interest or title of a lessor under any lease not prohibited by this Agreement;

          (i) ground leases in respect of real property on which facilities owned or leased by the Borrower or its Subsidiaries are located;

          (j) the filing of financing statements regarding leases not prohibited by this Agreement and rights of lessors in property subject to such leases; and

          (k) liens arising solely by virtue of any statutory or common law provisions relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Holders" means (i) each of J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC, Desai Capital Management Incorporated and any equity investment fund under common management with any of the foregoing funds and (ii) AT&T Corp. and AW, together with each Affiliate of AT&T Corp. or AW.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing or allowing for liquidation at original par value at the option of the holder within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above;

          (e) direct obligations issued by any state of the United States of America or the District of Columbia or any political subdivision of any such state or public instrumentality of any thereof maturing, or subject to liquidation at original par value at the option of the holder thereof, within 365 days after the acquisition thereof; provided that, at the time of acquisition, the long-term debt of such state, political subdivision or public instrumentality has a rating of A (or higher) from S&P or A-1 (or higher) from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from such other recognized rating service acceptable to the Administrative Agent); and

          (f) money market funds substantially all of the assets of which comprise investments of the type described in paragraphs (a) through (e) above.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit D, among the Borrower, Holdings, the Subsidiary Loan Parties (other than the Special Purpose Subsidiaries) and the Administrative Agent for the benefit of the Secured Parties.

          "Pops" means, as of any date, with respect to any BTA, MTA, MSA or RSA, as applicable, the population of such BTA, MTA, MSA or RSA, as applicable, as such number is most recently published in the "PCS Atlas and Data Book" by Paul Kagan Associates, Inc.

          "Prepayment Event" means:

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b) and (d) of Section 6.06 or (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of the Borrower; provided that, if no Event of Default exists or would result therefrom, such dispositions resulting in the aggregate in Net Proceeds up to $75,000,000 during any fiscal year of the Borrower shall constitute a Prepayment Event only to the extent that the Net Proceeds therefrom have not been applied, within 365 days of receipt thereof, to rebuild or replace the property or assets sold, transferred or disposed, or to fund additional Capital Expenditures, and such Prepayment Event shall be deemed to have occurred on such 365th day; provided, further, that any additional such dispositions that together with all other such dispositions during such fiscal year result in the aggregate in Net Proceeds of greater that $75,000,000 shall constitute a Prepayment Event immediately upon receipt of the Net Proceeds; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any material portion of any Collateral; provided that, if no Event of Default exists or would result therefrom, such event shall constitute a Prepayment Event only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset, or to fund additional Capital Expenditures, within 365 days after such event, and such Prepayment Event shall be deemed to have occurred on such 365th day.

          "Prime Rate" means, for any day, the rate of interest per annum indicated as the prime lending rate on Page 5 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing comparable prime lending rate quotations) for such day, or, if no such rate is published for any day, the prime lending rate published for the most recent Business Day on which such a rate was published. Each change in the Prime Rate shall be effective from and including the date such change is reflected on such page.

          "Pro Forma Compliance" shall exist if (a) Holdings and the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.12 recomputed, with respect to income statement and cash flow items, as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered in accordance with Section 5.01 as if the events with respect to which Pro Forma Compliance is being measured had occurred on the first day of each relevant period with respect to which Pro Forma Compliance is being measured and as if Restricted Payments under Section 6.08(a)(iii) were deductions to Consolidated EBITDA and (b) no Default or Event of Default shall exist either immediately prior to the events with respect to which Pro Forma Compliance is being determined or after giving effect to such events.

          "Qualifying Senior Indebtedness" means senior debt issued by Holdings or the Borrower which (i) is not secured, (ii) does not mature or require scheduled payments of principal prior to December 13, 2008, (iii) has terms and conditions (other than those relating to interest rates, maturity and call and make-whole provisions) which, taken as a whole, are not materially less favorable to the Borrower than those of the Senior Notes, (iv) if guaranteed by any Subsidiary, is not guaranteed by any Subsidiary other than a Subsidiary which has guaranteed the Obligations and (v) is not convertible into any Indebtedness or Capital Stock other than Qualifying Senior Indebtedness or Common Stock of Holdings.

          "Qualifying Subordinated Indebtedness" means subordinated debt issued by Holdings or the Borrower which (i) is not secured, (ii) does not mature or require scheduled payments of principal prior to December 13, 2008, (iii) has terms and conditions (other than those relating to interest rates, maturity and call and make-whole provisions) which, taken as a whole, are not materially less favorable to the Borrower than those of the Borrower's 8 3/4% Subordinated Notes, (iv) is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms of the Borrower's 8 3/4% Subordinated Notes, (v) if guaranteed by any Subsidiary, is not guaranteed by any Subsidiary other than a Subsidiary which has guaranteed the Obligations and is guaranteed only on a subordinated basis on terms no less favorable to the lenders than the subordinated terms applicable to the Subsidiary Guarantees of the Borrower's 8 3/4% Subordinated Notes and (vi) is not convertible into any Indebtedness or Capital Stock other than Qualifying Subordinated Indebtedness or Common Stock of Holdings.

          "Real Property Assets" means all interests (including leasehold interests) of the Borrower and its Subsidiaries in real property.

          "Real Property-Related Equipment" means all equipment (as defined in the UCC) of the Borrower or any Subsidiary that constitutes a fixture (as defined in the UCC) on Real Property Assets.

          "Real Property Subsidiary" means Triton PCS Property Company, L.L.C. and/or any Wholly Owned Subsidiary of the Borrower designated by the Borrower as a Real Property Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or liabilities other than as permitted by Section 3.13, (ii) the stock of such Subsidiary is pledged to the Collateral Agent for the benefit of the Lenders in accordance with the terms of the Pledge Agreement and (iii) the Borrower and such Subsidiary have entered into a Special Purpose Subsidiary Funding Agreement.

          "Refinancing Indebtedness" means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to extend, renew or refinance then existing Indebtedness ("Refinanced Debt"); provided that (i) the terms of any such indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, (ii) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt plus the amount of any premiums paid thereon and fees and expenses associated with such refinancing, (iii) such indebtedness (x) does not mature or require scheduled payments of principal prior to December 13, 2008 and (y) has a maturity no earlier than, and a weighted average life no less than, that of the Refinanced Debt, (iv) such Indebtedness bears an interest rate not in excess of the market interest rate with respect to such type of Indebtedness as of the time of its issuance or incurrence, (v) if the Refinanced Debt or any Guarantees thereof are subordinated to the Obligations, such Indebtedness shall be subordinated to the Obligations on terms no less favorable to the holders of the Obligations, than the subordination terms of such Refinanced Debt or Guarantees thereof (and no Subsidiary Loan Party that has not guaranteed such Refinanced Debt guarantees such Indebtedness), (vi) if such Refinanced Debt or any Guarantees thereof are secured, such Indebtedness and any Guarantees thereof are either unsecured or secured only by such assets as secured the Refinanced Debt and Guarantees thereof, (vii) if such Refinanced Debt and any Guarantees thereof are unsecured, such Indebtedness and Guarantees thereof are also unsecured, and
(viii) all net cash proceeds of such Indebtedness are used no later than 30 days following receipt thereof to repay the Refinanced Debt and pay any accrued interest, fees, premiums (if any) and expenses in connection with such refinancing.

          "Register" has the meaning set forth in Section 9.04(c).

          "Related Business" means any business of the type conducted by the Borrower and its Subsidiaries on the Effective Date or any business contemplated to be conducted by the Borrower and its Subsidiaries in the business plan delivered to the Lenders prior to the Effective Date and any business reasonably related thereto(including the business contemplated to be conducted by the Borrower by (S) 7.11(b) of the Stockholders Agreement, subject to the conditions therein).

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, the partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination, judgment, writ, injunction, decree or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Resale Agreement" means an agreement to be entered into at the request of AW between the Borrower and AW pursuant to which AW or one of its affiliates will be granted the right to purchase and resell on a non-exclusive basis access to and usage of the Borrower's services in the Borrower's Service Regions, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.11.

          "Responsible Officer" means any of the president, chief executive officer, chief financial officer, treasurer or controller of the Borrower.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of Holdings, the Borrower or any Subsidiary.

          "Restricted Real Property Assets" has the meaning set forth in Section 4.01(f).

          "Restricted Real Property-Related Equipment" has the meaning set forth in Section 4.01(f).

          "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Revolving Exposure" means, with respect to any Lender at any time, the sum of (i) the outstanding principal amount of such Lender's Loans and (ii) its LC Exposure at such time.

          "Roaming Agreement" means the Intercarrier Roamer Service Agreements, dated as of February 4, 1998, between AW and Triton PCS Operating Company L.L.C., as amended and supplemented prior to the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 6.11.

          "RSA" means a Rural Service Area, as defined in 47 C.F.R. (S)
22.909(b).

          "S&P" means Standard & Poor's.

          "Secured Parties" has the meaning assigned to such term in the Security Agreement.

          "Secured Real Property Assets" means all Real Property Assets, if any, in which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected security interest pursuant to the Security Documents.

          "Secured Real Property-Related Equipment" means Real Property Related Equipment, if any, in which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected security interest pursuant to the Security Documents.

          "Security Agreement" means the Security Agreement among the Borrower, the Subsidiary Loan Parties (other than any Special Purpose Subsidiary) and the Administrative Agent, substantially in the form of Exhibit E.

          "Security Documents" means the Security Agreement, the Pledge Agreement and each other security agreement or other instrument or document executed and delivered by a Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

          "Senior Debt" shall mean all Indebtedness of Holdings, the Borrower and the Subsidiaries on a consolidated basis other than the Subordinated Debt.

          "Senior Notes" means the 8 1/2% Senior Notes due 2013 of the Borrower issued in an aggregate principal amount of $725,000,000, including any unrestricted exchange notes issued in exchange for Senior Notes initially sold in a Rule 144A private placement transaction and having substantially identical terms as such initial Senior Notes.

          "Series A Preferred Stock" means the Series A Preferred Stock, par value $.01 per share, of Holdings.

          "Series B Preferred Stock" means the Series B Preferred Stock, par value $.01 per share, of Holdings.

          "Series C Preferred Stock" means the Series C Preferred Stock, par value $.01 per share, of Holdings.

          "Series D Preferred Stock" means the Series D Preferred Stock, par value $.01 per share, of Holdings.

          "Service Regions" means (i) the BTAs, MSAs and RSAs with respect to which the Borrower or its Subsidiaries have Licenses as of the Effective Date and (ii) any other geographic areas with respect to which the Borrower or its Subsidiaries acquire Licenses after the Effective Date in accordance with the terms of this Agreement, excluding any areas in which the Borrower and its Subsidiaries have ceased to provide service.

          "Special Purpose Subsidiary" means any License Subsidiary and any Real Property Subsidiary.

          "Special Purpose Subsidiary Funding Agreement" means an agreement between the Borrower and/or Triton PCS Operating Company, L.L.C. ("Operating Company") and each Special Purpose Subsidiary, in the form of Exhibit G, whereby
(a) such Special Purpose Subsidiary agrees to provide to the Borrower or Operating Company the benefit of the use of such Special Purpose Subsidiary's assets, (b) the Borrower or Operating Company agrees to pay to such Special Purpose Subsidiary an amount equal to all liabilities of such Special Purpose Subsidiary less any amounts contributed by the Borrower or Operating Company to the equity of such Special Purpose Subsidiary to fund such liabilities, (c) the Borrower or Operating Company agrees to cause all Contractual Obligations of such Special Purpose Subsidiary to be performed and all Requirements of Law of such Special Purpose Subsidiary to be complied with and (d) the Borrower or Operating Company and such Special Purpose Subsidiary agree, for the benefit of the Administrative Agent and the Secured Parties, to the assignment by each of its rights thereunder to the Administrative Agent for the benefit of the Secured Parties.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stockholders Agreement" means the First Amended and Restated Stockholders' Agreement, dated as of October 27, 1999, among AW, Holdings and the other parties thereto, as amended and supplemented prior to the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.11.

          "Subordinated Debt" means any Indebtedness of the Borrower or any Subsidiary (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Obligations.

          "subsidiary" means, with respect to any Person (such Person, the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Subsidiary Loan Party" means (i) any Special Purpose Subsidiary and
(ii) any Domestic Subsidiary that has become party to the Guarantee Agreement, the Security Agreement and the Pledge Agreement.

          "System" means, as to any Person, assets constituting a radio communications system authorized under the rules for wireless communications services (including any license and the network, marketing, distribution, sales, customer interface and operations functions relating thereto) owned and operated by such Person.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Total Debt" shall mean, on any date, all Indebtedness of Holdings (other than Indebtedness of any Unrestricted Subsidiary), the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

          "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UCC" mean the Uniform Commercial Code of the State of New York.

          "Unrestricted Subsidiary" means any subsidiary of Holdings or any other direct or indirect investment by Holdings in the Capital Stock of any other Person (other than the Borrower or any Subsidiary) so long as at the time such subsidiary is acquired or created or such investment is made (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) Holdings shall have notified the Administrative Agent of its acquisition or creation of such subsidiary or its making of such investment and its ownership interest therein and its designation thereof as an Unrestricted Subsidiary concurrently with such acquisition, creation or investment and the intended purposes of such subsidiary or investment, (iii) all transactions related thereto shall be consummated in accordance with applicable laws, (iv) Holdings and the Borrower shall be in Pro Forma Compliance, (v) none of Holdings, the Borrower or any Subsidiary shall have any contingent liability in respect thereof (other than any contingent tax liabilities in respect of which there shall exist a tax sharing agreement with the other owners of such Unrestricted Subsidiary providing for an allocation of tax liabilities and benefits customary in similar circumstances), (vi) any management or service provided by Holdings, the Borrower or any Subsidiary to such subsidiary or investment shall be provided in consideration of cash remuneration in an amount not less than could have been obtained from a third party on an arms' length basis and (vii) such subsidiary or investment shall be capitalized solely from (A) contributions to the capital of Holdings or the proceeds of the issuance or sale of Capital Stock of Holdings, (B) investments by Persons other than Holdings, the Borrower or any Subsidiary and (C) the proceeds of Indebtedness of Persons other than the Borrower or any Subsidiary.

          "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Wireless Services" means broadband personal communications services or other wireless telecommunications services provided in one or more Systems (including cellular services provided on the 850 MHz band to the extent such services constitute a Related Business).

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or an "ABR Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract.

          SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

               (b) All computations required to be made hereunder with respect to the Borrower to demonstrate compliance with any of the Financial Covenants and any computation based on "Consolidated EBITDA" shall be computed to give effect on a pro forma basis to any acquisition, disposition or similar event permitted by this Agreement and consummated prior to the computation as if such acquisition, disposition or other event had occurred on the first day of the relevant period. All pro forma computations required to be made hereunder giving effect to any such acquisition, disposition or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings, cash flows and expenses associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with the amounts of their Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e)(ii). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of such Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

               (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the total Revolving Exposures shall not exceed the total Commitments.

               (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that any Letter of Credit may provide for the renewal thereof for additional periods, which shall in no event extend beyond the date referred to in clause (ii) above.

               (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement.

          (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit and such LC Disbursement is less than $500,000, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (A) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (B) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. The Administrative Agent shall notify each Lender of any LC Disbursement that is required to be reimbursed under the preceding sentence and that is not so reimbursed. Such notice shall include the amount of the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
     Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (ii) If the Issuing Bank shall make any LC Disbursement in respect of any Letter of Credit and such LC Disbursement is greater than or equal to $500,000, the Borrower shall be deemed to have made an ABR Borrowing in the equivalent amount on the date of such LC Disbursement. The Administrative Agent shall notify each Lender of any ABR Borrowing that is deemed to have been made pursuant to this paragraph. Such notice shall include the principal amount in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the ABR Borrowing that is deemed to have been made, in the manner provided in Section 2.05, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.

               (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct or its failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(d). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.08(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement, and the Borrower hereby grants the Administrative Agent, for the benefit of the Lenders, a security interest in each such deposit and any investments thereof and proceeds of the foregoing to secure such obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.08(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.08(b) and no Default shall have occurred and be continuing.

          SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided, that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in
Section 2.04(e)(ii) shall be remitted by the Administrative Agent to the Issuing Bank.

               (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Payment by the Borrower shall not constitute a waiver by the Borrower of any claim the Borrower may have against the Lender that failed to make any payment required to be made by it under this Agreement.

          SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the Loans comprising each such portion shall be considered a separate Borrowing.

               (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07. Termination and Optional Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

               (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.09, the sum of the Revolving Exposures would exceed the total Commitments.

               (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with the amounts of their Commitments.

          SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

               (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Commitments, the Borrower shall prepay Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

               (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall, to the extent permitted by law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the

     Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

               (b) In the event and on each occasion that any Prepayment Event occurs, the Borrower shall reduce the aggregate Commitments of all Lenders in an amount equal to 100% of the Net Proceeds in respect of such Prepayment Event (after subtracting, if applicable, the amount of such Net Proceeds applied within 365 days of receipt thereof in the manner described in the applicable clause of the definition of "Prepayment Event"). Reductions in Commitments shall be allocated pro rata among the Lenders based on the amount of outstanding Commitments. Any such reduction of Commitments shall be accompanied by prepayment of Borrowings to the extent the Revolving Exposure exceeds the total amount of the Commitments as so reduced.

               (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section. Any reduction of the Commitments shall be accompanied by prepayment of Loans to the extent the aggregate amount of such Loans outstanding exceeds the total amount of the Commitments as so reduced.

               (d) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and
     (ii) in the case of prepayment of an ABR Borrowing not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory commitment reduction or prepayment, a reasonably detailed calculation of the amount of such commitment reduction or prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

          SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate of .50% per annum on the daily unused amount of each Commitment of such Lender for each day during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which any Commitments of such Lender shall expire or terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.

               (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

               (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

               (d) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin as interest on Eurodollar Loans on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the

     Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

               (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

               (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

               (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (provided that the Administrative Agent shall use commercially reasonable efforts to determine whether or not the circumstances which have caused the notice, continue to exist and to notify the Borrower and the Lenders when such circumstances cease to exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition (other than a condition relating to a Tax) affecting this Agreement or Eurodollar Loans made by such Lender (or any Letter of Credit or participation therein);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

               (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) of this Section, the Borrower shall not be required to make any payment otherwise required by such paragraphs to any Lender unless such Lender is generally demanding payment under comparable provisions of its agreements with similarly situated borrowers. A certificate of a Lender or Issuing Bank setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to withhold or deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions or withholding, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, except for any Taxes or other liabilities that the Borrower is contesting in good faith by appropriate proceedings; provided, however, that the Borrower shall indemnify within 10 days of written demand therefor the Administrative Agent, Lender or Issuing Bank (as the case may be) and hold each harmless from and against any and all liabilities, fees and additional expenses with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) The Borrower shall indemnify the Administrative Agent, each Lender, and the Issuing Bank within 30 days after receipt of written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender, or the Issuing Bank, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Administrative Agent, Lender or Issuing Bank, as applicable, shall include with any such demand a statement setting forth the basis and calculation of any such payment or indemnity hereunder, which statement shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall, upon request, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (to the extent such a receipt is issued therefor), a copy of the return reporting such payment or such other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

               (e) Each Foreign Lender that is eligible for any exemption from or reduction of any withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and duly executed tax forms, certificates and other documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Each Domestic Lender that is not a domestic corporation (as such terms are defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower (with a copy to the Administrative Agent) an original Internal Revenue Service Form W-9, or any successor or other form prescribed by the Internal Revenue Service, properly completed and duly executed, at the time or times prescribed by applicable law. Each such Foreign Lender and Domestic Lender shall deliver to the Borrower (with a copy to the Administrative Agent) such new tax forms, certificates and other documentation upon the expiration or obsolesence of any previously delivered tax forms, certificates or other documentation, or after the occurrence of any event requiring a change in the most recent tax forms, certificates or other documentation delivered by such Foreign Lender or Domestic Lender, as applicable. Such Foreign Lender and Domestic Lender shall provide written notice to the Borrower (with a copy to the Administrative Agent) at any time it determines that it is no longer in a position to provide any previously delivered tax form, certificate or other documentation (or any other form of certification adopted by the Internal Revenue Service for such purpose).

               (f) If the Borrower is required to indemnify the Administrative Agent or a Lender, pursuant to Section 2.15(c), for any Indemnified Tax whose full grossed-up amount was accurately and actually withheld or deducted by the Borrower in accordance with Section 2.15(a); and the Borrower determines in good faith that a reasonable basis exists for contesting such Indemnified Tax, then the Administrative Agent or Lender, as applicable, shall cooperate with the Borrower in challenging such Indemnified Tax at the Borrower's expense if so requested, in writing, by the Borrower. If the Administrative Agent or a Lender receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall within 30 days from the date of such receipt pay over to the Borrower (i) such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and (ii) interest paid by the relevant Governmental Authority with respect to such refund);

     provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13,
2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after 2:00 p.m. on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 745 Seventh Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

               (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC

     Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and the accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

               (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.16(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, or if, in compliance with the requirements of the last sentence of Section 9.02(b), any Lender fails or refuses to consent to any waiver or amendment of any provision of this Agreement that (i) would otherwise require the consent of a greater percentage of Lenders than the percentage specified in the definition of "Required Lenders" and (ii) is actually consented to or approved by the Required Lenders, the Borrower, the Administrative Agent and, if necessary the Issuing Bank, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

          Holdings and the Borrower represent and warrant to the Lenders that:

          SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and to own and operate its Systems in the Service Regions, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions entered into or to be entered into by each Loan Party are within such Loan Party's corporate or other organizational powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, constituted or will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and filings necessary to perfect Liens created under the Loan Documents, (b) have not and will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) have not and will not violate or result in a default under any indenture governing Indebtedness or other material agreement or instrument binding upon any Loan Party or any of their assets, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) have not and will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents.

          SECTION 3.04. Financial Condition; No Material Adverse Change.

               (a) Holdings and the Borrower have heretofore furnished to the Lenders audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2002, reported on by PricewaterhouseCoopers L.L.P., independent public accountants, and (ii) as of and for the fiscal quarter ended March 31, 2003, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and the Borrower and each of their consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

               (b) Except as disclosed in the financial statements referred to above or the notes thereto, in the Borrower's quarterly report filed with the Securities and Exchange Commission on Form 10-Q for the fiscal quarter ended March 31, 2003, except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or material unrealized losses.

               (c) Since December 31, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (c) As of the Effective Date, neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any material real property owned by the Borrower or any Subsidiary or any sale or disposition thereof in lieu of condemnation. As of the Effective Date, neither any such owned real property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such real property or interest therein.

          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened (including any investigations relating to any potential action, suit or proceeding) against Holdings, the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Each Loan Party is in compliance with (a) all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to so comply would not have a Material Adverse Effect and (b) the terms of the AT&T Agreements and all other indentures, agreements and instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. No Loan Party is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each Loan Party has filed or caused to be filed all Tax returns which, to the knowledge of the Borrower, are required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date thereof; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control and that no assurance can be given that such projections will be realized.

          SECTION 3.12. Subsidiaries; Parents. (a) Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date. Each of the License Subsidiary and the Real Property Subsidiary is a Wholly Owned Subsidiary, and all the Capital Stock of each such Person is directly or indirectly owned by the Borrower free and clear of any Lien other than Liens described in clause (a) or (e) of the definition of "Permitted Encumbrances" and Liens arising under the Security Documents.

               (b) As of the date hereof, there is not, and as of the Effective Date, there will not be, any issued or outstanding Capital Stock or other interest of or in the Borrower or any of its Subsidiaries other than as described in subsection 3.12(a). Except to the extent resulting from a transaction after the Effective Date in compliance with the terms hereof, all outstanding Capital Stock of each Subsidiary of the Borrower is owned, directly or indirectly, by the Borrower or another Subsidiary, and all outstanding Capital Stock of the Borrower, is owned by Holdings, in each case free and clear of any Lien other than Liens described in clause (a) or
     (e) of the definition of "Permitted Encumbrances" and Liens arising under the Security Documents.

               (c) All Licenses which are directly or indirectly held by the Borrower or any of its Subsidiaries are owned, beneficially and of record by the License Subsidiary, free and clear of any Lien (other than a Lien imposed by the Communications Act).

               (d) All Real Property Assets and Real Property-Related Equipment (other than Excluded Real Property Assets, Excluded Real Property-Related Equipment, Secured Real Property Assets and Secured Real Property-Related Equipment) which are directly or indirectly owned by the Borrower or any other Loan Party are owned, beneficially and of record by the Real Property Subsidiary, free and clear of all Liens (other than Permitted Encumbrances). At least 90% of the value of (A) the Real Property Assets and (B) the Real Property-Related Equipment of the Borrower and its Subsidiaries (excluding Secured Real Property Assets and Secured Real Property-Related Equipment) are owned, beneficially and of record, free and clear of any Lien by the Real Property Subsidiary.

          SECTION 3.13. Absence of Non-Permitted Obligations. None of the Special Purpose Subsidiaries has any material obligations or liabilities other than (a) in the case of the Real Property Subsidiary, under any lease of real property or equipment which

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                                                                              50

it has entered into in the ordinary course of business and for taxes incurred in the ordinary course of business which are incident to being the owner or lessee of real property and equipment, (b) under the Special Purpose Subsidiary Funding Agreements and (c) franchise and corporate taxes incurred in the ordinary course in order for it to continue to maintain its existence.

          SECTION 3.14. Licenses. (i) The Borrower and its Subsidiaries have the full use and benefit of all Licenses necessary to operate a System in the Service Regions and each other area in which the Borrower or any Subsidiary conducts a broadband personal communications services or cellular services business, (ii) such Licenses have been duly issued by the FCC, are held by the License Subsidiary and are in full force and effect and (iii) the Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of each such License.

          SECTION 3.15. No Burdensome Restrictions. No Requirement of Law or Contractual Obligation (other than, in the case of clause (b) below, any restriction under subsection 6.08(a)) applicable to Holdings, the Borrower or any Subsidiary could reasonably be expected to (a) have a Material Adverse Effect or (b) limit the ability of any Subsidiary to pay dividends or to make distributions or advances to the Borrower or any other Subsidiary.

          SECTION 3.16. Federal Regulations. No part of the proceeds of any Loans will be used in any manner which would result in a violation of Regulation U or X of the Board as now and from time to time hereafter in effect or to buy or carry "margin stock" (as defined thereunder) or to refinance any Indebtedness incurred for such purpose.

          SECTION 3.17. Insurance. The Borrower and its Subsidiaries have all insurance required pursuant to Section 5.07. As of the Effective Date, all premiums in respect of such insurance have been paid.

          SECTION 3.18. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. With such exceptions as could not reasonably be expected to result in a Material Adverse Effect, (i) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and
(ii) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

          SECTION 3.19. Solvency. On the Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.20. FCC Compliance. (a) The Borrower and each Subsidiary are in compliance in all material respects with the Communications Act.

               (b) The Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

               (c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which could reasonably be expected to have a Material Adverse Effect or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Borrower or the License Subsidiary under any License held by the Borrower or the License Subsidiary in any respect which could reasonably be expected to have a Material Adverse Effect.

               (d) The Borrower and the License Subsidiary have duly filed all filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all respects, except where the failure to file or to be true, correct and complete could not reasonably be expected to have a Material Adverse Effect.

               (e) The Borrower has no reason to believe that each License of the Borrower or any Subsidiary will not be renewed in the ordinary course except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.21. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Administrative Agent, the Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

               (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, as updated by the Borrower from time to time in accordance with Section 5.03, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral in which a security interest can be perfected by filing (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

               (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the filing of the financing statements referred to in paragraph (b) above, the Security Agreement and such financing statements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

          SECTION 3.22. Copyrights, Trademarks, etc. The Borrower and the Subsidiaries own, or are licensed to use, all copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole. The use of such copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing by the Borrower and the Subsidiaries do not infringe, in any respect that could reasonably be expected to have a Material Adverse Effect, on the rights of any Person.

          SECTION 3.23. Assets and Business of Holdings.

               (a) As of the date hereof Holdings has, and as of the Effective Date Holdings will have, no material assets other than (i) the Capital Stock of the Borrower and (ii) rights under the Stockholders Agreement.

               (b) Holdings is engaged in no business other than the holding of such assets and, to the extent permitted hereunder, Capital Stock of Unrestricted Subsidiaries and the incurrence of debt permitted under
     Section 6.01(a).

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                                                                              53

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion or opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dow, Lohnes & Albertson, PLLC, counsel for the Borrower, substantially in the form of Exhibit B. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of the Borrower and each Subsidiary Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation, operating agreement or partnership agreement and by-laws of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body), members or partners of the Borrower and each Subsidiary Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) to the extent legally available, certificates of good standing for the Borrower and each Subsidiary Loan Party from the jurisdiction of such party's jurisdiction of organization, and (D) as to the incumbency and specimen signature of each officer or partner of the Borrower (or its general partner) and any Subsidiary Loan Party executing any Loan Document on behalf of such Loan Party; (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (i) above; and (iii) such other documents as the Administrative Agent or Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, may reasonably request.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Borrower shall have transferred to the Real Property Subsidiary all Real Property Assets and Real Property-Related Equipment other than (A) Real Property Assets constituting rights under leases that as of the date hereof prohibit such transfer (without regard to any such prohibition which contains exceptions if the obligations under the applicable lease were to be assumed by the Borrower or its Subsidiaries or if the Borrower or its Subsidiaries were to take other actions which are reasonably within their power to take ("Restricted Real Property Assets")) and (B) equipment which constitutes a fixture to any Restricted Real Property Asset ("Restricted Real Property-Related Equipment") but in any event the Borrower shall have so transferred assets constituting at least 90% of the value of all Real Property Assets and Real Property-Related Equipment of the Borrower and its Subsidiaries (excluding Secured Real Property Assets and Secured Real Property-Related Equipment) as of the date hereof and provided evidence reasonably satisfactory to the Administrative Agent of the transfers described above. The Borrower shall have contributed to the License Subsidiary all Licenses owned by the Borrower and the License Subsidiary shall own such Licenses free and clear of any Lien (other than a Lien imposed by the Communications Act). Each of the Real Property Subsidiary and the License Subsidiary shall have entered into Special Purpose Subsidiary Funding Agreements with the Borrower.

          (g) The Pledge Agreement shall have been duly executed by Holdings, the Borrower and each Domestic Subsidiary (other than the Special Purpose Subsidiaries), shall have been delivered to the Administrative Agent and shall be in full force and effect, and all the outstanding (i) intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary (other than the Special Purpose Subsidiaries) and (ii) equity interests (other than the CoBank Shares) that are owned by the Borrower or any Subsidiary Loan Party (other than the Special Purpose Subsidiaries) (in each case as of the Effective Date) (A) shall have been duly and validly pledged thereunder to the Administrative Agent for the ratable benefit of the Secured Parties, and (B) certificates representing such equity interests (except that such certificates representing equity interests in a Foreign Subsidiary may be limited to 65% of the outstanding shares of such partnership interests or equity interests in such Foreign Subsidiary) and promissory notes evidencing such intercompany Indebtedness shall be in the actual possession of the Administrative Agent, accompanied by stock powers or other instruments of transfer, endorsed in blank, with respect to such certificates and such promissory notes.

          (h) The Security Agreement shall have been duly executed by the Borrower and each Domestic Subsidiary (other than the Special Purpose Subsidiaries), shall have been delivered to the Administrative Agent and shall be in full force and effect, and all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement shall have been delivered to the Administrative Agent.

          (i) The Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Subsidiary Loan Parties (other than any Special Purpose Subsidiary) in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (j) The Guarantee Agreement shall have been duly executed by each Domestic Subsidiary (other than the Special Purpose Subsidiaries) and the Administrative Agent, shall have been delivered to the Administrative Agent and shall be in full force and effect. The Administrative Agent shall have received evidence satisfactory to it (including legal opinions satisfactory to it) that each Special Purpose Subsidiary shall have been released from every Guarantee previously made by it (whether under the Existing Subordinated Notes, the Senior Notes or otherwise) or arrangements satisfactory to the Administrative Agent shall have been made for the release of each such Guarantee.

          (k) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the Borrower and each Domestic Subsidiary party to the Pledge Agreement, the Security Agreement or the Guarantee Agreement, shall have been delivered to the Administrative Agent and shall be in full force and effect. A similar agreement shall have been executed by the Borrower and each Subsidiary that has guaranteed any public debt of the Borrower.

          (l) The Administrative Agent shall have received evidence reasonably satisfactory to it that the insurance required by Section 5.07 is in effect.

          (m) The Administrative Agent shall have received from the Borrower conformed copies, certified and true and complete, of (i) the Network License Agreement, (ii) the Stockholders Agreement, (iii) the Roaming Agreement, (iv) any Resale Agreement (unexecuted) and (v) the Special Purpose Subsidiary Funding Agreements.

          (n) The Borrower shall have received at least $500,000,000 in gross cash proceeds from the issuance of the Senior Notes.

          (o) All amounts owing under the Second Amended and Restated Credit Agreement (the "Existing Credit Agreement"), dated as of September 14, 2000 (as amended, supplemented or otherwise modified), among the Borrower, Holdings, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, (other than the Existing Letter of Credit) shall have been repaid and the Existing Credit Agreement shall have been terminated. All amounts owing to any counterparty to each Hedging Agreement that is secured by a Lien under the Existing Credit Agreement shall have been paid and each such Hedging Agreement shall have been terminated. All Liens securing obligations under the Existing Credit Agreement shall have been terminated and released or arrangements reasonably satisfactory to the Administrative Agent for such termination and release shall have been made.

          (p) All consents and approvals required or, in the reasonable discretion of the Administrative Agent, advisable to be obtained from any Governmental Authority or other Person in connection with the Transactions and the continuing operation of the Borrower and the Subsidiary Loan Parties shall have been obtained and be in full force and effect and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions.

          (q) The Administrative Agent shall have received from the Borrower (i) the financial statements referred to in Section 3.04 and (ii) a certificate dated the Effective Date and duly executed by a Responsible Officer of the Borrower certifying that attached thereto is the annual budget of the Borrower for the fiscal year ending December 31, 2003, as well as a five-year business plan of the Borrower satisfactory to the Administrative Agent with quarterly projections through the quarter ending December 31, 2003.

          (r) There shall have been no material adverse change in the business, assets, results of operations, properties, prospects or financial condition of the Borrower and the Subsidiaries, taken as a whole, or of Holdings since December 31, 2002.

          Upon the satisfaction of the conditions set forth in this Section 4.01, the Administrative Agent shall notify the Borrower and the Lenders in writing that this Agreement has become effective.

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, extension or renewal of such Letter of Credit, as applicable, except with respect to representations and warranties expressly made only as of an earlier date, which shall be true in all material respects as of such earlier date.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, extension or renewal of a Letter of Credit, as applicable, no Default shall have occurred and be continuing and the Borrower shall be in Pro Forma Compliance.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. Each of Holdings and the Borrower will furnish to the Administrative Agent (and the Administrative Agent shall furnish copies thereof to each Lender):

          (a) within 90 days after the end of each fiscal year its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether, to his knowledge after due inquiry, a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.08 and with the Financial Covenants (if the Financial Covenants have become applicable), (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) stating whether (A) any sale, transfer or other disposition of any property or asset of the Borrower or any Subsidiary or (B) any casualty or other insured damage to, or taking under power of eminent domain or by condemnation or similar proceeding of any material portion of any Collateral has occurred that, in either case, has resulted in Net Proceeds of greater than $5,000,000, and specifying the date of such occurrence and the affected property, asset or item of Collateral;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) no more than 45 days after the commencement of each fiscal year,
     (i) a detailed consolidated budget for such fiscal year, broken down by fiscal quarters (including (i) a projected summary statement of operations, (ii) a projected statement of capital expenditures and (iii) a projected statement of Indebtedness, as of the end and for each such fiscal quarter) and promptly when available, any significant revisions of such budget;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be, unless such items are publicly available electronically;

          (g) concurrently with any delivery of financial statements under clause (a) or (b) above, a balance sheet and related statements of operations, stockholders' equity and cash flows prepared in accordance with GAAP for each Special Purpose Subsidiary (on a stand-alone basis for each Special Purpose Subsidiary as if it were not affiliated with the Borrower or any Affiliate of the Borrower) for the applicable period (which may be unaudited but which shall be certified by a Financial Officer); and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or such consolidating financial statements, or such financial statements showing the results of operations of any Unrestricted Subsidiary, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

          SECTION 5.02. Notices of Material Events. Upon a Responsible Officer having knowledge of the following, the Borrower will furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender) prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's legal name, (ii) in the location of any Loan Party's jurisdiction of incorporation or organization, (iii) in any Loan Party's form of organization or (iv) in any Loan Party's Federal Taxpayer Identification Number or other identification number assigned by such Loan Party's jurisdiction of incorporation or formation. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

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                                                                              60

               (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate (other than Sections 2(d) and (e)) or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04. Existence; Conduct of Business. Holdings and the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which could reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

          SECTION 5.05. Payment of Obligations. Holdings and the Borrower will, and will cause each of its Subsidiaries to, pay its material Indebtedness and other material obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06. Maintenance of Properties. Holdings and the Borrower will, and will cause each of its Subsidiaries to, maintain (i) all property necessary to the conduct of its business in good working order and condition with such exceptions as would not have a Material Adverse Effect and (ii) its accounting, software and billing systems and controls at a level consistent with the standards of other reputable wireless services providers and reasonably required in connection with the Borrower's business.

          SECTION 5.07. Insurance. Holdings and the Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against by companies engaged in the same or a similar

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                                                                              61

business in the same or similar locations, and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

          SECTION 5.08. Casualty and Condemnation. Holdings and the Borrower will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding.

          SECTION 5.09. Books and Records; Inspection and Audit Rights. Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries which are accurate and complete in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.10. Compliance with Laws and Contractual Obligations. Holdings and the Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and with all of its material Contractual Obligations (including obligations under any License), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11. Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          SECTION 5.12. Additional Subsidiaries. (a) If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Domestic Subsidiary and is not a Special Purpose Subsidiary, the Borrower will cause such Subsidiary to become a party to the Pledge Agreement (if such Subsidiary owns capital stock or intercompany Indebtedness), the Security Agreement, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement (and any similar agreement relating to guarantees of any public debt of the Borrower) as contemplated under each agreement, within ten Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign

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                                                                              62

Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

               (b) In addition, if any additional Subsidiary formed or acquired after the Effective Date shall become a guarantor of any public indebtedness of the Borrower, the Borrower will cause such Subsidiary to enter into an Indemnity, Subrogation and Contribution Agreement.

          SECTION 5.13. Further Assurances. (a) Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

               (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Loan Party (other than any Real Property Assets or Licenses held by a Special Purpose Subsidiary) after the Effective Date (other than the CoBank Shares and assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Borrower. In addition, if (i) any License is acquired by the Borrower or any Subsidiary (other than a designated License Subsidiary) the Borrower will promptly transfer or cause the transfer to a designated License Subsidiary for such License, and (ii) any Real Property Assets (other than Restricted Real Property Assets, Secured Real Property Assets and Excluded Real Property Assets) or any Real Property-Related Equipment (other than Restricted Real Property-Related Equipment, Secured Real Property-Related Equipment and Excluded Real Property Equipment) is acquired by the Borrower or any Subsidiary or with respect to the leasehold in 1100 Cassatt Road, Berwyn, Pennsylvania, Triton Management Company Inc. ("Triton Management") (other than the Real Property Subsidiary) the Borrower will promptly transfer or cause the transfer of such assets to the Real Property Subsidiary.

          SECTION 5.14. Business of Holdings; Immediate Contributions to the Borrower. (a) Holdings shall not engage in any business other than holding the Capital

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                                                                              63

Stock of the Borrower and any Unrestricted Subsidiary and issuing Indebtedness permitted by Section 6.01.

               (b) Holdings shall cause the management, business and affairs of each of Holdings, the Subsidiaries and the Unrestricted Subsidiaries to be conducted in such a manner so that each of Holdings and the Unrestricted Subsidiaries will be perceived as a legal entity separate and distinct from one another and the Subsidiaries.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Holdings and the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness created under the Loan Documents;

          (ii) the Senior Notes and Guarantees by Subsidiaries (other than the Special Purpose Subsidiaries) of the Senior Notes;

          (iii) the Existing Subordinated Notes and Guarantees by Subsidiaries (other than the Special Purpose Subsidiaries) of the Existing Subordinated Notes, provided that all such Guarantees are subordinated to the Obligations on terms substantially identical to those in effect with respect to such Guarantees on the Effective Date;

          (iv) (A) Qualifying Subordinated Indebtedness (other than Indebtedness permitted by clause (iii) hereof) so long as both at the time of and immediately after giving effect to any incurrence of such Qualifying Subordinated Indebtedness, the Borrower shall be in Pro Forma Compliance with each Financial Covenant, and Refinancing Indebtedness in respect of such Qualifying Subordinated Indebtedness, and (B) Qualifying Senior Indebtedness (other than Indebtedness permitted by clause (ii) hereof) so long as both at the time of and immediately after giving effect to any incurrence of such Qualifying Senior Indebtedness, the Borrower shall be in Pro Forma Compliance with each Financial Covenant, and Refinancing Indebtedness in respect of such Qualifying Senior Indebtedness; provided that the aggregate principal amount of such Indebtedness permitted by this clause (iv)(B) shall not exceed $200,000,000 at any time outstanding;

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                                                                              64

          (v) Indebtedness of the Borrower to any Subsidiary (other than the Special Purpose Subsidiaries) and of any Subsidiary (other than the Special Purpose Subsidiaries) to the Borrower or any other Subsidiary (other than any Special Purpose Subsidiary); provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.05;

          (vi) Guarantees by the Borrower of Indebtedness of any Subsidiary (other than any Special Purpose Subsidiary) and by any Subsidiary (other than any Special Purpose Subsidiary) of Indebtedness of the Borrower or any other Subsidiary (other than any Special Purpose Subsidiary); provided that
     (i) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.05, (ii) any Guarantee of Indebtedness that is subordinated to the Obligations shall also be subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms of such Guaranteed Indebtedness and (iii) no Subsidiary shall Guarantee any Indebtedness unless it is a Subsidiary Loan Party;

          (vii) Indebtedness of the Borrower or any Subsidiary (other than a Special Purpose Subsidiary) incurred to finance the acquisition from one or more equipment vendors of cellular equipment and ancillary services required for the buildout or improvement of the Network pursuant to purchase agreements with such equipment vendors; provided that the aggregate principal amount of such Indebtedness shall not exceed $50,000,000 at any time outstanding;

          (viii) Capital Lease Obligations of the Borrower or any Subsidiary (other than the License Subsidiaries); provided that the aggregate principal amount of such Capital Lease Obligations shall not exceed $50,000,000 at any time outstanding;

          (ix) Indebtedness (other than Indebtedness described in (vii) or
     (viii) above) of the Borrower or any Subsidiary (other than the Special Purpose Subsidiaries) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and Refinancing Indebtedness in respect of such Indebtedness; provided that the aggregate principal amount of all Indebtedness permitted by this clause (ix) shall not exceed $20,000,000 at any time outstanding;

          (x) Refinancing Indebtedness in respect of the Senior Notes and the Existing Subordinated Notes;

          (xi) the lease by Triton Management of the property located at 1100 Cassatt Road, Berwyn, Pennsylvania;

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                                                                              65

          (xii) other unsecured Indebtedness of the Borrower and the Subsidiaries (other than any Special Purpose Subsidiary); provided that the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 at any time outstanding;

          (xiii) Indebtedness in respect of Hedging Agreements permitted pursuant to Section 6.07; and

          (xiv) reimbursement obligations with respect to the Existing Letter of Credit.

               (b) Holdings and the Borrower will not, and will not permit any Subsidiary to, issue any preferred stock (other than Non-Cash Pay Preferred Stock of Holdings and shares of Series B Preferred Stock and Series C Preferred Stock issued in exchange for preferred stock of Holdings) or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock, except as permitted in Section 6.08.

          SECTION 6.02. Liens. Holdings and the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i) Liens created under the Loan Documents;

          (ii) Permitted Encumbrances;

          (iii) any Lien on any property or asset of the Borrower or any Subsidiary (other than the License Subsidiary or the Real Property Subsidiary) existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof;

          (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such security interests secure Indebtedness permitted by clause (ix) of Section 6.01(a),
     (B) such security interests

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                                                                              66

     and the Indebtedness secured thereby (other than Refinancing Indebtedness in respect of such Indebtedness and security interests securing such Refinancing Indebtedness) are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (vi) Liens on assets leased to the Borrower or any Subsidiary pursuant to leases or subleases of real property; provided, that such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (vii) Liens on assets acquired from an equipment vendor securing Indebtedness permitted by clause (vii) of Section 6.01(a) incurred to finance the acquisition of such assets; provided, however, that (i) such equipment vendor and the Administrative Agent, on behalf of the Secured Parties, enter into an intercreditor agreement or joint security agreement providing for the sharing of the security interest in such assets on terms reasonably satisfactory to the Administrative Agent and (ii) the Borrower or a wholly owned Subsidiary has title to such assets;

          (viii) Liens on the Capital Stock of Unrestricted Subsidiaries;

          (ix) Liens securing obligations under Hedging Obligations permitted pursuant to Section 6.07;

          (x) Liens securing Indebtedness or other obligations of a Subsidiary (other than any Special Purpose Subsidiary) owing to the Borrower or a Wholly Owned Subsidiary;

          (xi) Liens in favor of CoBank, ACB on the CoBank Shares; and

          (xii) Liens on cash and Permitted Investments (and accounts in which the foregoing are held) securing the Existing Letter of Credit.

          SECTION 6.03. Sale and Lease-Back Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose as the property being sold or transferred, except for the sale of radio towers and the land on which such radio towers are located for gross proceeds not to exceed an aggregate of $15,000,000 and the subsequent leaseback of such radio towers and land to the Borrower or any Subsidiary.

          SECTION 6.04. Fundamental Changes. (a) Holdings and the Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or

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                                                                              67

dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary (other than a License Subsidiary or a Real Property Subsidiary) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary (other than a License Subsidiary or a Real Property Subsidiary) may merge into any Subsidiary (other than the License Subsidiary or the Real Property Subsidiary) in a transaction in which the surviving entity is a Wholly Owned Subsidiary, (iii) any Subsidiary (other than a License Subsidiary or a Real Property Subsidiary) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any License Subsidiary may merge into another License Subsidiary and any Real Property Subsidiary may merge into another Real Property Subsidiary.

               (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted or contemplated to be conducted by the Borrower and its Subsidiaries on the Effective Date and Related Businesses.

          SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments existing on the date hereof and set forth in Schedule 6.05;

          (c) investments by the Borrower and its Subsidiaries (other than the License Subsidiary or the Real Property Subsidiary) in the capital stock of their Subsidiaries; provided that any such shares of capital stock held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and no investments may be made in Subsidiaries that are not Loan Parties;

          (d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and no loans or advances may be made to Subsidiaries that are not Loan Parties;

          (e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that a Subsidiary shall not Guarantee any Indebtedness that is

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                                                                              68

     subordinated to any of the Obligations unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (B) such Guarantee is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Guaranteed Indebtedness and (C) such Guarantee of Subordinated Debt provides for the release and termination thereof, without action by any party, upon any release and termination of such Guarantee of the Obligations;

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) investments in the Capital Stock of the Marketing Affiliate, the consideration for which consists of the transfer of the SunCom trademark; provided that (i) all such Capital Stock is pledged pursuant to the Pledge Agreement and (ii) all agreements entered into between the Marketing Affiliate and any Loan Party are assigned to the Administrative Agent, as agent for the Lenders as collateral; provided, further, that if an Event of Default exists, the Lenders may enforce the Loan Parties' rights with respect to such Capital Stock and agreements but may transfer such Capital Stock and assign such agreements to third parties only after obtaining any required consents from the equity holders (other than any Loan Party) in the Marketing Affiliate, such consents not to be unreasonably withheld;

          (h) loans or advances made to employees in an aggregate amount not to exceed $5,000,000 at any time outstanding;

          (i) acquisitions of or investments in Persons engaged in Related Businesses so long as (i) the consideration paid in connection with all such acquisitions or investments (other than the acquisition of Licenses from Lafayette or all of the equity interests of Lafayette; provided that upon such equity acquisition, (x) Lafayette will become and will be qualified to be a License Subsidiary hereunder and (y) no Default exists or would result therefrom) consists solely of cash and/or common or Non-Cash Pay Preferred Stock of Holdings with an aggregate value not in excess of $100,000,000 plus Equity Proceeds received after the date hereof (without duplication) and (ii) Holdings, the Borrower and the Subsidiaries shall be in Pro Forma Compliance after giving effect to any such acquisition or investment; and

          (j) acquisitions of Licenses and License Related Assets by the Borrower or any Subsidiary so long as (i) the aggregate consideration for such acquisitions (other than the acquisition of Licenses from Lafayette) shall not exceed $100,000,000 plus Equity Proceeds received after the date hereof (without duplication) and (ii) Holdings, the Borrower and the Subsidiaries shall be in Pro Forma Compliance after giving effect to any such acquisition.

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                                                                              69

          SECTION 6.06. Asset Sales. Holdings and the Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (other than assets of Holdings constituting an Unrestricted Subsidiary), including any Capital Stock of the Borrower or any Subsidiary, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except in the case of the Borrower and its Subsidiaries:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with
     Section 6.09;

          (c) sales, transfers and dispositions of assets that are not permitted by any other clause of this Section; provided that the Net Proceeds thereof are applied to reduce Commitments and prepay Borrowings to the extent required by Section 2.09(b); and

          (d) so long as after giving effect thereto the Borrower is in Pro Forma Compliance, any License Swap provided that, (i) the aggregate number of Pops in the BTAs, MTAs, MSAs or RSAs covered by the License or Licenses that are the subject of all License Swaps in each fiscal year may not exceed 10% of the aggregate number of Pops covered by the Borrower and its Subsidiaries immediately prior to such License Swap and (ii) such License Swap shall have been approved by the board of directors of Holdings or executive committee of the board of directors of Holdings including the affirmative vote of a majority of disinterested directors;

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made (x) except in the case of those permitted by clause (b), for fair value, (y) in the case of those permitted by clause (a), solely for cash consideration and (z) in the case of those permitted by clause (c), for cash consideration comprising 75% of the gross proceeds.

          SECTION 6.07. Hedging Agreements. Holdings and the Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a) The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, provided that no distribution referred to in this clause (ii) shall be permitted to be made by any Special Purpose Subsidiary if any Default or

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                                                                              70

Event of Default shall have occurred and be continuing or would result therefrom, (iii) if no Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments, not exceeding $10,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) if no Event of Default has occurred and is continuing or would result therefrom, (A) the Borrower may make Restricted Payments to Holdings to fund, as and when due, payments of regularly scheduled cash dividends on Existing Preferred Stock (and Holdings may pay such dividends with the proceeds of such Restricted Payments to it), provided no such Restricted Payment shall be made by the Borrower more than 15 days prior to the payment date for any such cash dividend on Existing Preferred Stock; and (B) the Borrower may make Restricted Payments to Holdings to fund, as and when due, payments in respect of taxes, audit fees, directors and officers insurance premiums and other administrative expenses incurred by Holdings (to the extent fairly allocable to the business of the Borrower and the Subsidiaries rather than the business of the Unrestricted Subsidiaries) in an aggregate amount not to exceed $3,000,000 (or such higher amount as the Administrative Agent may agree) during any fiscal year of the Borrower, (v) if no Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments to Holdings for the purpose of enabling Holdings to repurchase or redeem shares of Series A Preferred Stock or other Capital Stock of Holdings, and Holdings may use the proceeds of such Restricted Payments to effect repurchases or redemptions of Series A Preferred Stock or other Capital Stock of Holdings, provided that (A) immediately after giving effect to any such Restricted Payment and related repurchase or redemption, (x) Current Liquidity is not less than $100,000,000 and (y) Holdings, the Borrower and the Subsidiaries are in Pro Forma Compliance with the Financial Covenants and (B) the amount of such Restricted Payments paid to Holdings for the purpose of repurchasing or redeeming Capital Stock other than the Series A Preferred Stock shall not in any event exceed $25,000,000 in the aggregate and (vi) if no Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments to Holdings to fund, as and when due, payments of regularly scheduled interest and principal in respect of any Qualifying Subordinated Indebtedness incurred by Holdings that is permitted by
Section 6.01(a), other than payments prohibited by the subordination provisions thereof.

               (b) Holdings and the Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

          (i) payment of Indebtedness created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness (including regularly scheduled rent payments in respect of any Capital Lease Obligations) permitted by

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                                                                              71

     Section 6.01(a), other than payments in respect of the subordinated Indebtedness prohibited by the subordination provisions thereof;

          (iii) refinancings of Indebtedness to the extent permitted by Section 6.01(a);

          (iv) payment of secured Indebtedness permitted by Section 6.01(a) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (v) returns of deposits or advances in the ordinary course of business;

          (vi) payments under Guarantees of obligations of Persons other than Holdings, the Borrower and the Subsidiaries that are permitted under
     Section 6.01; and

          (vii) repurchases, retirements, redemptions or prepayments of Existing Subordinated Notes or Senior Notes, provided that (x) no Event of Default has occurred and is continuing or would result therefrom, (y) after giving effect thereto, Holdings, the Borrower and the Subsidiaries are in Pro Forma Compliance with the Financial Covenants and (z) immediately after giving effect thereto (and to the payment of any amounts required to be paid in connection therewith), Current Liquidity is not less than $100,000,000.

          SECTION 6.09. Transactions with Affiliates. Holdings and the Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Holdings, the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08 and (d) transactions contemplated by the AT&T Agreements.

          SECTION 6.10. Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document or by any indenture in effect on the Effective Date governing the Senior Notes or the Existing Subordinated Notes, or any indenture containing substantially the same terms as such indentures governing Qualifying Subordinated Indebtedness or Qualifying Senior Indebtedness issued after the date hereof, (ii) the foregoing shall not apply to restrictions

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                                                                              72

and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other agreements restricting the assignment thereof.

          SECTION 6.11. Amendment of Material Documents. Holdings and the Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to Material Indebtedness, (b) its certificate of incorporation, by-laws or other organizational documents, (c) the Special Purpose Subsidiary Funding Agreements or (d) the AT&T Agreements, in any case, in a manner that could be adverse in a material respect to the interests of the Lenders; provided that, if requested by the Borrower, the Administrative Agent will review any contemplated amendment or waiver of such debt or other agreements and promptly advise the Borrower if such amendment or waiver could be adverse in a material respect to the interests of the Lenders.

          SECTION 6.12. Financial Covenants. From and after the earlier of the date of the initial Borrowing hereunder and the date of the initial issuance of a Letter of Credit hereunder, (the "Initial Credit Event"), the covenants of this Section 6.12 will apply to Holdings, the Borrower and the Subsidiaries. For purposes of the foregoing, paragraph (a) will apply with respect to the period referred to therein in which the Initial Credit Event occurs and all subsequent periods, paragraphs (b) and (c) will apply on each day on and after the date of the Initial Credit Event (based on Annualized EBITDA for the most recent ended fiscal quarter, regardless of whether before or after the Initial Credit Event), and paragraph (d) will apply in respect of each period of four fiscal quarters, commencing with the most recent such period ending prior to the date of the Initial Credit Event:

               (a) Capital Expenditures. The Borrower will not permit Capital Expenditures of the Borrower and its Subsidiaries for any period set forth below to exceed the sum set forth opposite such period:

                 Period                       Amount
                 ------                       ------
     January 1, 2003 - December 31, 2003   $150,000,000
     January 1, 2004 - December 31, 2004   $150,000,000
     January 1, 2005 - December 31, 2005   $150,000,000
     January 1, 2006 - December 31, 2006   $125,000,000
     January 1, 2007 - December 31, 2007   $125,000,000
     January 1, 2008 - June 30, 2008       $ 62,500,000

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                                                                              73

; provided, that any permitted amount set forth in the table above for a period which is not expended in such period specified above may be carried over for expenditure in the immediately subsequent period, provided, further, however, that Capital Expenditures in any period will be deemed to utilize all the amounts set forth in the table above for such period prior to being deemed to utilize any such carry forward from the prior period.

               (b) Senior Debt to Annualized EBITDA. Holdings and the Borrower will not permit (i) the ratio of (A) Senior Debt outstanding on any day through and including December 31, 2003 to (B) Annualized EBITDA in respect of the fiscal quarter most recently ended on or prior to such day to exceed
     4.25 to 1.00 and (ii) the ratio of (A) Senior Debt outstanding on any day after December 31, 2003 to (B) Annualized EBITDA in respect of the fiscal quarter most recently ended on or prior to such day to exceed 4.00 to 1.00.

               (c) Total Debt to Annualized EBITDA. Holdings and the Borrower will not permit the ratio of (i) Total Debt outstanding on any day to (ii) Annualized EBITDA in respect of the fiscal quarter most recently ended on or prior to such day to exceed 7.50 to 1.00.

               (d) Interest Coverage Ratio. Holdings and the Borrower will not permit the ratio of (i) Consolidated EBITDA for any period of four consecutive fiscal quarters to (ii) Cash Interest Expense for such period to be less than 1.25 to 1.00.

          SECTION 6.13. Liabilities of Special Purpose Subsidiaries. The Borrower will not:

               (a) permit the License Subsidiary (i) to incur, assume or permit to exist any liabilities, Indebtedness or other liabilities whatsoever, including any intercompany liabilities or obligations, other than under the Communications Act and other than taxes and other liabilities (other than intercompany obligations) incurred in the ordinary course in order to maintain its existence or (ii) to engage in any business or activities other than the holding of Licenses; provided that a License Subsidiary may hold an asset which is to be immediately transferred in accordance with
     Section 5.13(b) hereof; or

               (b) permit the Real Property Subsidiary (x) to incur, assume or permit to exist any liabilities, Indebtedness or liabilities whatsoever, including any intercompany liabilities or obligations, other than liabilities incurred in the ordinary course of business which are incident to being the lessee of real property or the purchaser, owner or lessee of equipment and taxes and other liabilities (other than intercompany obligations) in the ordinary course in order to maintain its existence or
     (y) to engage in any business or activities other than the owning or leasing, as lessee, of Real Property Assets and the leasing, as lessor, or, as the case may be, subleasing, as sublessor, thereof to the Borrower or another Subsidiary (or incidental subleases to third parties), and the owning of Real Property-Related Equipment constituting fixtures thereto and the leasing thereof to the Borrower or another Subsidiary.

               (c) The Borrower will not permit any payments made by the Borrower or any Subsidiary pursuant to the Special Purpose Subsidiary Funding Agreement to give rise to any payment obligation, intercompany advance or similar liability of any Special Purpose Subsidiary. Any such payments will be treated and accounted for either (i) as reductions to then outstanding obligations owed by the Borrower or any Subsidiary to such Special Purpose Subsidiary in respect of the rental or use of assets of such Special Purpose Subsidiary (but only to the extent of such outstanding obligations and not so as to the create any liability or obligation of such Special Purpose Subsidiary) or (ii) as contributions to the common capital of such Special Purpose Subsidiary, including in all circumstances when a reduction of existing payment obligations owed to such special Purpose Subsidiary is unavailable.

                                  ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of Holdings or any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower and Holdings), 5.11 or 5.14(b) or in Article VI;

          (e) Holdings or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period specified in the instrument or agreement governing such Material Indebtedness;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any other Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) Holdings, the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) Holdings, the Borrower or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money to the extent not covered by insurance in an aggregate amount in excess of $25,000,000 shall be rendered against Holdings, the Borrower, any other Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be

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                                                                              76

     legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement or the Administrative Agent's failure to file necessary continuation financing statements or make required filings with the Patent and Trademark Office of the United States after delivery to the Administrative Agent by the Borrower of executed copies of such financing statements and filings; provided that if any such Lien (x) not relating to a material portion of the Collateral or (y) existing at a time when there are no outstanding Borrowings ceases to be or is not valid and perfected and is amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders as secured parties, then the failure of any such Lien to be valid and perfected shall not constitute an Event of Default under this clause (m) if the Borrower shall have cured such failure within 30 days after notice from the Administrative Agent (or such shorter period as may be reasonable under the circumstances and is specified by the Administrative Agent in such notice);

          (n) any of the Security Documents shall cease to be or shall be asserted by Holdings, the Borrower or any other Loan Party not to be in full force and effect;

          (o) the Guarantee Agreement shall cease to be or shall be asserted by Holdings, the Borrower or any other Loan Party not to be in full force and effect;

          (p) a Change in Control shall occur;

          (q) the failure of the Borrower to make any payments required to be made to the FCC or any other Governmental Authority with respect to any License held by the Borrower or any Subsidiary or any Indebtedness or other payment obligations relating thereto as and when due which failure could reasonably be expected to result in a Material Adverse Effect;

          (r) any termination (prior to the expiration of its term), revocation or non-renewal by the FCC of one or more Licenses of the Borrower or its Subsidiaries if such termination, revocation or non-renewal could reasonably be expected to result in a Material Adverse Effect; or

          (s) the loss by any Loan Party of any rights to the benefit of, or the occurrence of any default or the termination of any rights under, any of the AT&T Agreements, which loss, occurrence or termination could reasonably be expected to result in a Material Adverse Effect (it being understood, however, that, neither the non-renewal of the Network License Agreement nor the termination of the Network License Agreement as a result of a Disqualifying Transaction (as defined in the Stockholders Agreement) shall constitute an Event of Default hereunder);

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the

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                                                                              78

Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the institution serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the

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                                                                              79

Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          None of the Lenders identified on the facing page of this Agreement or elsewhere herein as an "Agent" or a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender (including any Lender identified as an "Agent" or as a "Co-Agent") and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender (including any Lender identified as an "Agent" or as a "Co-Agent") and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or Holdings, to it at 1100 Cassatt Road, Berwyn, Pennsylvania 19312, Attention of David Clark and Daniel E. Hopkins (Telecopy No. (610) 993-2683);

     with copies to

          Dow Lohnes & Albertson, PLLC
          1200 New Hampshire, N.W., Suite 800
          Washington, D.C. 20036
          Attn: Timothy J. Kelley
          Telecopy: 202-776-2222

          (b) if to the Administrative Agent to Lehman Commercial Paper Inc., Agency Services, 745 Seventh Avenue, New York, New York 10019, Attention of Diane Albanese (Telecopy No. (212) 526-6643); and

          (c) if to the Issuing Bank, to Citicorp North America, Inc., 388 Greenwich Street, New York, New York 10013, Attention of John Judge (Telecopy No. (212) 816-8084); and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender,

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                                                                              81

     (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or the required date of reimbursement of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or a substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender or (viii) change Section 9.04(b) in a manner that further restricts assignments by any Lender, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including due diligence expenses, the charges of Intralinks and the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of the revolving credit facility provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents,

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including its rights under this Section, or in connection with the Loans made or
Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations (in connection with any Default or Event of Default or anticipated or projected Default or Event of Default) in respect of such Loans or Letters of Credit.

               (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or threatened claim, litigation, investigation or proceeding (whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto) in respect of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any failure of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) The Borrower and each Lender agree that if any indemnification or reimbursement sought pursuant to paragraph (b) above is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of such Indemnitee, then, whether or not any Lender is the Indemnitee, the Borrower, on the one hand, and each Lender, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Borrower, on the one hand, and the Administrative Agent, the Issuing Bank and the Lenders, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) but also the relative faults of the Company, on the one hand, and the Administrative Agent, the Issuing Bank and the Lenders, on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by any Lender pursuant to this paragraph exceed the amount of the interest and fees actually received by such Lender under this

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                                                                              83

     Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable relating to the transactions contemplated by this Agreement.

               (d) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a), (b) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such and provided, further, that payments by the Lenders to the Administrative Agent pursuant to this sentence shall be returned to the Lenders to the extent the Borrower subsequently pays such unpaid amount. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures and unused Commitments at the time.

               (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

               (f) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

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                                                                              84

               (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b),
          (h), or (i) of Article VII has occurred and is continuing, any other assignee; and

               (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund.

               (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, if smaller, the entire remaining amount of the assigning Lender's Commitment or Loans, unless each of the Borrower and the Administrative Agent shall otherwise consent; provided that
          (i) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing , (ii) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and (iii) no assignment may be made without (subject to clause (i) of this proviso) the consent of the Borrower and the Administrative Agent if the assigning Lender would have, after giving effect to such assignment, Commitments and, without duplication, Loans owing to it of less than the lesser of (A) $5,000,000 and (B) 5.0% of the Commitments and, without duplication, Loans of all Lenders;

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

               (C) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

               (D) in the case of an assignment by a Lender to a CLO managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Acceptance between such

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                                                                              85

          Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) (i) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (ii) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding

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                                                                              86

balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (C) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Acceptance and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to it by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

               (e) Any Lender may, without the consent of or notice to the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) (i), (ii) or (iii) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also

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                                                                              87

     shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) and Section 2.17 as though it were a Lender.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender, or would be a Domestic Lender that is not a domestic corporation (as such terms are defined in Section 7701(a)(30) of the Code) if it were a Lender, shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) and Section 2.17 as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               (h) In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, assign or pledge all or any portion of its rights under the Loan Documents, including the Loans and any instrument evidencing its rights as a Lender under the Loan Documents, to any holder of, trustee for, or any other representative of holders of obligations owed or securities issued by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.04 concerning assignments; and provided, further, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or

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                                                                              88

terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees and expenses payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any Lender exercising a set-off pursuant to this
Section 9.08 shall give notice thereof to the Borrower as soon as reasonably practicable thereafter.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

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                                                                              89

               (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

               (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding any other provision in this Agreement, each of the parties hereto (and each employee, representative, or other agent of any such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information including (without limitation)
(a) the identities of participants or potential participants in this potential transaction, (b) the existence or status of any negotiations, or (c) any pricing information or any other term or detail not related to the tax treatment or tax aspects of this potential transaction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      TRITON PCS, INC.,


                                         by /s/ Daniel E. Hopkins
                                            ------------------------------------
                                            Name:  Daniel E. Hopkins
                                            Title: Senior Vice President and
                                                   Treasurer


                                      TRITON PCS HOLDINGS, INC.,


                                         by /s/ Daniel E. Hopkins
                                            ------------------------------------
                                            Name:  Daniel E. Hopkins
                                            Title: Senior Vice President and
                                                   Treasurer


                                      LEHMAN COMMERCIAL PAPER INC.,
                                      individually and as Administrative Agent,


                                         by /s/ G. Robert Berzins
                                            ------------------------------------
                                            Name:  G. Robert Berzins
                                            Title: Authorized Signatory


                                      COBANK, ACB, individually and as
                                      Co-Syndication Agent,


                                         by /s/ Teresa L. Fountain
                                            ------------------------------------
                                            Name:  Teresa L. Fountain
                                            Title: Assistant Corporate Secretary


                                      CITICORP NORTH AMERICA, INC.,
                                      individually and as Co-Syndication Agent,


                                         by /s/ John P. Judge
                                            ------------------------------------
                                            Name:  John P. Judge
                                            Title: Vice President

                                      CHASE LINCOLN FIRST COMMERCIAL
                                      CORPORATION, individually and
                                      as Co-Documentation Agent,


                                         by /s/ Thomas H. Koziark
                                            ------------------------------------
                                            Name:  Thomas H. Koziark
                                            Title: Vice President


                                      MERRILL LYNCH, PIERCE, FENNER &
                                      SMITH INCORPORATED, as
                                      Co-Documentation Agent,


                                         by /s/ Cecile Baker
                                            ------------------------------------
                                            Name:  Cecile Baker
                                            Title: Authorized Signatory


                                      MERRILL LYNCH CAPITAL CORPORATION,


                                         by /s/ Anthony J. Lafaire
                                            ------------------------------------
                                            Name:  Anthony J. Lafaire
                                            Title: Vice President

                                      SIGNATURE PAGE TO THE TRITON
                                      CREDIT AGREEMENT

                                      COOPERATIEVE CENTRALE
                                      RAIFFEISEN-BOERENLEEN BANK
                                      B.A., "RABOBANK NEDERLAND",
                                      NEW YORK BRANCH


                                         by /s/ Michael R. Phelan
                                            ------------------------------------
                                            Name:  Michael R. Phelan
                                            Title: Executive Director


                                         by /s/ Ian Reece
                                            ------------------------------------
                                            Name:  Ian Reece
                                            Title: Managing Director

                                      SIGNATURE PAGE TO THE TRITON
                                      CREDIT AGREEMENT

                                      NATIONAL CITY BANK,


                                         by /s/ Michael Grimes
                                            ------------------------------------
                                            Name:  Michael Grimes
                                            Title: Senior Vice President